UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 26, 2016

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2016, Citrix Systems, Inc. (“Citrix”) announced that it has entered into definitive agreements with GetGo, Inc., a Delaware corporation and its wholly-owned subsidiary (“GetGo”), and LogMeIn, Inc., a Delaware corporation (“LogMeIn”), with respect to a Reverse Morris Trust transaction (the “RMT”). Pursuant to the RMT and subject to the terms and conditions of those definitive agreements, (1) Citrix will transfer its GoTo family of service offerings business (the “GoTo Business”) to GetGo, (2) after which, Citrix will distribute to its stockholders all of the issued and outstanding shares of common stock, par value $0.01 per share, of GetGo (the “GetGo Common Stock”) held by Citrix, at Citrix’s sole option, by way of a pro rata dividend or an exchange offer (the “Distribution”) and (3) immediately after the Distribution, Lithium Merger Sub, Inc., a wholly-owned subsidiary of LogMeIn (“Merger Sub”), will merge with and into GetGo (the “Merger”) and each share of GetGo Common Stock will be converted into one share of common stock, par value $0.01 per share, of LogMeIn (“LogMeIn Common Stock”), subject to adjustment as set forth in the Merger Agreement. When the Merger is completed, GetGo (which at that time will hold the GoTo Business) will be a wholly-owned subsidiary of LogMeIn and holders of Citrix’s common stock prior to the Distribution will own approximately 50.1% of the outstanding shares of LogMeIn on a fully diluted basis. The Distribution and the Merger are expected to be tax-free to Citrix stockholders for U.S. federal income tax purposes, except to the extent that cash is paid to Citrix stockholders in lieu of fractional shares in the Distribution or Merger.

The definitive agreements entered into by the parties include (1) an Agreement and Plan of Merger, dated as of July 26, 2016 (the “Merger Agreement”), by and among Citrix, LogMeIn, GetGo and Merger Sub, (2) a Separation and Distribution Agreement, dated as of July 26, 2016 (the “Separation Agreement”), by and among Citrix, LogMeIn and GetGo, and (3) a Tax Matters Agreement, dated as of July 26, 2016 (the “Tax Matters Agreement”), by and among Citrix, LogMeIn and GetGo. In connection with the transactions, Citrix, LogMeIn and/or GetGo will enter into additional agreements, including, among others:

•	an Employee Matters Agreement, which will govern the parties’ respective obligations with respect to current and former employees of the GoTo Business;

•	an Intellectual Property License Agreement allocating rights and interests in certain intellectual property relating to the GoTo Business;

•	a Credit Agreement pursuant to which LogMeIn may borrow up to $25.0 million from Citrix for a two-year period following the closing of the Merger; and

•	certain commercial, transitional and other service agreements.

Merger Agreement. As described above, the Merger Agreement provides that, immediately following the consummation of the Distribution, Merger Sub will merge with and into GetGo, with GetGo becoming a wholly-owned subsidiary of LogMeIn. As a result of the Merger, each share of GetGo Common Stock then outstanding will automatically be converted into one share of LogMeIn Common Stock, and such shares will represent approximately 50.1% of the outstanding shares of LogMeIn Common Stock on a fully diluted basis. Immediately following the Merger, LogMeIn’s existing stockholders will continue to hold the remaining approximately 49.9% of the outstanding shares of LogMeIn Common Stock on a fully diluted basis. The Merger Agreement provides that GetGo have at least $25.0 million of cash as of the closing of the Merger, and also includes a post-closing adjustment based on the net working capital and indebtedness of GetGo as of the closing of the Merger.

The Merger Agreement also provides that, as of immediately following the Merger, LogMeIn shall set the size of its board of directors (the “LogMeIn Board”) at nine members, including four individuals selected by Citrix (the “Citrix Board Designees”). The Citrix Board Designees are expected to include current Citrix directors, Robert Calderoni, Jesse Cohn and Peter Sacripanti, and Citrix’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, David Henshall. In connection with the Merger, the LogMeIn Board will form an Operating Committee, which will consist of two LogMeIn directors and two of the Citrix Board Designees, to design and oversee a plan to achieve the synergies expected to result from the Merger and undertake related activities.

Completion of the Merger is subject to various closing conditions, including, among other things, (1) approval of the issuance of the LogMeIn Common Stock by LogMeIn’s stockholders (the “Share Issuance”), (2) the effectiveness of registration statements to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Merger Agreement, (3) the completion of the Distribution in accordance with the Separation Agreement, (4) the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval by the Competition and Markets Authority in the United Kingdom, (5) consent of the Federal Communications Commission and certain other state communications authorities and (6) receipt by Citrix and LogMeIn of customary opinions from their respective tax counsel. In connection with the transactions, Citrix has entered into a Voting Agreement with Michael Simon, Chairman of the LogMeIn Board, pursuant to which Mr. Simon has agreed to vote his shares of LogMeIn Common Stock, which represent in excess of 3.0% of the currently outstanding shares of LogMeIn Common Stock, in favor of the Share Issuance.

Citrix, GetGo, LogMeIn and Merger Sub each make certain representations, warranties and covenants in the Merger Agreement, including covenants to conduct the GoTo Business and LogMeIn business in the ordinary course of business, and not to take certain actions, during the period between signing and closing of the Merger. LogMeIn also agreed (1) to hold a stockholder meeting to obtain the required LogMeIn stockholder approval, (2) not to solicit alternative transactions, (3) not to enter into discussions concerning, or provide confidential information in connection with, alternative transactions (except under limited circumstances described in the Merger Agreement), and (4) that the LogMeIn Board will recommend that stockholders of LogMeIn vote to approve the Share Issuance (with limited exceptions described in the Merger Agreement). Citrix also agreed to certain non-competition covenants in the Merger Agreement regarding the GoTo Business.

The Merger Agreement contains specified termination rights for Citrix and LogMeIn, and requires LogMeIn to pay Citrix a termination fee of $62.0 million under certain circumstances. In addition, the Merger Agreement provides that LogMeIn will reimburse Citrix’s transaction-related expenses in an amount up to $10.0 million if the Merger Agreement is terminated because LogMeIn’s stockholders do not approve the Share Issuance. The foregoing description of the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Separation Agreement. The Separation Agreement sets forth the terms and conditions regarding the separation of the GoTo Business from Citrix, including, among others, the identification and transfer of assets by Citrix to GetGo and the assumption of liabilities by GetGo from Citrix related to the GoTo Business, with certain exceptions provided in the Separation Agreement.

The Separation Agreement also governs the rights and obligations of Citrix and GetGo regarding the distribution of GetGo Common Stock to Citrix’s stockholders. At Citrix’s sole election, the Distribution may be effected by means of a pro-rata distribution of GetGo Common Stock to Citrix’s stockholders or through an exchange offer of common stock of Citrix for GetGo Common Stock, followed by a pro rata, clean-up distribution of unsubscribed shares.

The Separation Agreement also sets forth other agreements between Citrix and GetGo related to the Distribution, including, among others, provisions concerning the issuance of shares of GetGo common stock to Citrix and the termination and settlement of intercompany accounts. The Separation Agreement governs certain aspects of the relationship between Citrix and GetGo after the Distribution, including, among others, provisions with respect to release of claims, indemnification, insurance, access to financial and other information, and access to and provision of records. The parties will have ongoing indemnification obligations under the Separation Agreement following the Distribution with respect to liabilities related to the GoTo Business and the Citrix business, as applicable.

Consummation of the Distribution is subject to the satisfaction or waiver of all conditions under the Merger Agreement. The foregoing description of the Separation Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement, which is attached as Exhibit 2.2 and is incorporated herein by reference.

Tax Matters Agreement. The Tax Matters Agreement will govern the respective rights, responsibilities, and obligations of Citrix and LogMeIn after the Distribution and the Merger with respect to tax liabilities and benefits, tax attributes, tax contests and other matters regarding income taxes, other taxes and related tax returns. In general, Citrix will be responsible for all taxes of GetGo for periods before the Distribution, and LogMeIn will be responsible for all taxes of GetGo for periods after the Distribution.

Different rules apply to any tax liability arising as a result of the Distribution and certain related transactions. While those transactions are intended to be tax-free, significant tax liability could arise if they are not. The Tax Matters Agreement allocates this tax liability between Citrix and LogMeIn. In general, LogMeIn is liable for all or a portion of any resulting taxes if the Distribution is taxable as a result of any action or failure to act by LogMeIn that affects the tax-free status of the Distribution. Citrix is liable in all other cases. The foregoing description of the Tax Matters Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Tax Matters Agreement, which is attached as Exhibit 2.3 and is incorporated herein by reference.

Letter Agreement with Investors. In connection with preserving the tax-free status of the RMT, Citrix, GetGo and LogMeIn entered into a letter agreement with Elliott Associates, L.P. and Elliott International, L.P. (collectively, the

“Investors”). Jesse Cohn, a director of Citrix and a Citrix Board Designee, is Senior Portfolio Manager of Elliott Management Corp. Under the general terms of the letter agreement, the Investors agreed that, from the date of the agreement until the first anniversary of the Distribution, they would not enter into any transaction that would result in the Investors owning 5.0% or more of the outstanding shares of common stock of any of Citrix, GetGo or LogMeIn (not including the Investors’ economic exposure to shares of Citrix, GetGo or LogMeIn by virtue of owning cash-settled swaps or similar investments). Such restrictions with respect to Citrix and LogMeIn shall terminate upon the earlier of (1) termination of the Merger Agreement or (2) the resignation of Mr. Cohn from the board of directors of Citrix or LogMeIn and receipt by Citrix or LogMeIn, as applicable, of a satisfactory legal opinion from the Investors’ tax counsel, and with respect to GetGo shall terminate upon termination of the Merger Agreement. This agreement is distinct from that letter agreement between Citrix and the Investors, dated as of July 28, 2015, which continues in full force and effect. The foregoing description of the letter agreement with the Investors does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the letter agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.

The Separation Agreement, Merger Agreement and Tax Matters Agreement have been filed, and the above descriptions have been included, to provide investors and securityholders with information regarding the terms of such agreements. They are not intended to provide any other factual information about Citrix, GetGo, LogMeIn, Merger Sub, their respective subsidiaries or affiliates, or the GoTo Business. The Merger Agreement contains representations and warranties that Citrix, on the one hand, and LogMeIn and Merger Sub on the other hand, made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Merger Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, such representations and warranties should not be relied upon as statements of factual information.

Item 7.01 Regulation FD.

On July 26, 2016, Citrix and LogMeIn issued a joint press release in connection with the transaction. The press release is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained herein which do not describe historical facts, including, among others, statements about the proposed business combination transaction between Citrix and LogMeIn, in which Citrix will separate the GoTo Business and combine this business with LogMeIn in the RMT, are forward-looking statements. These forward-looking statements involve risks and uncertainties that may affect Citrix’s operations, markets, products, services, future performance and financial condition, and which could cause actual results to differ materially from these forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to the completion of the transactions on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, the dependency of the split-off on market conditions and the value to be received in any split-off, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations, the ability to integrate the businesses successfully and to achieve anticipated synergies, and the risk that disruptions from the transactions will harm Citrix’s or LogMeIn’s business, as well as economic, competitive, legal, governmental and technological factors and other risks and uncertainties described in Citrix’s filings with the SEC, including under the caption “Risk Factors” in Citrix’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Citrix’s or LogMeIn’s consolidated financial condition, results of operations or liquidity. Investors are cautioned not to place undue reliance on the forward-looking statements included herein, as such statements are made as of the date hereof and Citrix undertakes no obligation to publicly update or revise any forward-looking statement unless required to do so by securities or other applicable laws.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, LogMeIn and GetGo will file registration statements with the SEC registering shares of LogMeIn common stock and GetGo common stock in connection with the proposed transaction. LogMeIn will also file a proxy statement, which will be sent to the LogMeIn stockholders in connection with their vote required in connection with the proposed transaction. Citrix stockholders are urged to read the prospectus and/or information statement that will be included in the registration statements and any other relevant documents when they become available, and LogMeIn stockholders are urged to read the proxy statement and any other relevant documents when they become available, because they will contain important information about LogMeIn, GetGo and the proposed transaction. The proxy statement, prospectus and/or information statement and other documents relating to the proposed transaction (when they become available) can also be obtained free of charge from the SEC’s website at www.sec.gov. The proxy statement, prospectus and/or information statement and other documents (when they are available) can also be obtained free of charge from Citrix upon written request to, Investor Relations, 851 Cypress Creek Road, Fort Lauderdale, FL 33309 or by calling (954) 229-5758 or upon written request to LogMeIn, Investor Relations, 320 Summer Street, Boston, MA 02210 or by calling (781) 897-0694.

Certain Information Regarding Participants

This document is not a solicitation of a proxy from any security holder of LogMeIn. However, Citrix, LogMeIn and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of LogMeIn in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Citrix may be found in its Annual Report on Form 10-K filed with the SEC on February 18, 2016 and its definitive proxy statement relating to its 2016 Annual Meeting of Shareholders filed with the SEC on April 29, 2016. Information about the directors and executive officers of LogMeIn may be found in its Annual Report on Form 10-K filed with the SEC on February 19, 2016, and its definitive proxy statement relating to its 2016 Annual Meeting of Stockholders filed with the SEC on April 8, 2016.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2016, by and among Citrix, LogMeIn, GetGo and Merger Sub*

2.2	Separation and Distribution Agreement, dated as of July 26, 2016, by and among Citrix, GetGo and LogMeIn*

2.3	Tax Matters Agreement, dated as of July 26, 2016, by and among Citrix, GetGo and LogMeIn*

10.1	Letter Agreement, dated July 26, 2016, by and among Citrix, GetGo, LogMeIn, Elliott Associates, L.P. and Elliott International, L.P.

99.1†	Press Release, dated July 26, 2016

*	Schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules (or similar attachments) upon request by the SEC.
†	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: July 28, 2016	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 26, 2016, by and among Citrix, LogMeIn, GetGo and Merger Sub*

2.2	Separation and Distribution Agreement, dated as of July 26, 2016, by and among Citrix, GetGo and LogMeIn*

2.3	Tax Matters Agreement, dated as of July 26, 2016, by and among Citrix, GetGo and LogMeIn*

10.1	Letter Agreement, dated July 26, 2016, by and among Citrix, GetGo, LogMeIn, Elliott Associates, L.P. and Elliott International, L.P.

99.1†	Press Release, dated July 26, 2016

*	Schedules (or similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules (or similar attachments) upon request by the SEC.
†	Furnished herewith.